Exhibit 21

INFOTEC BUSINESS SYSTEMS, INC.

FORM 10-KSB

List of Subsidiaries

Jurisdiction of

Subsidiary

Incorporation

% Ownership

Infotec Business Strategies, Inc.

British Columbia, Canada

 100.0%

Eventec Inc.

Nevada, U.S.A.

100.0%